EXHIBIT 10.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT AND CONSENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”), dated as of June 28, 2011, is entered into among PC MALL, INC., a Delaware corporation (“PC Mall”), PC MALL SALES, INC., a California corporation, AF SERVICES, LLC, a Delaware limited liability company, PC MALL GOV, INC., a Delaware corporation, M2 MARKETPLACE, INC., a Delaware corporation, formerly known as Onsale, Inc. (“Old OnSale”), AV ACQUISITION, INC., a Delaware corporation, MALL ACQUISITION 3, INC., a Delaware corporation (“Mall 3”), MALL ACQUISITION SUB 4 INC., a Delaware corporation, MALL ACQUISITION SUB 5 INC., a Delaware corporation, PC MALL SERVICES, INC., a Delaware corporation, OSRP, LLC, a Delaware limited liability company and SARCOM, INC., a Delaware corporation, jointly and severally as co-borrowers (each a “Borrower” and collectively “Borrowers”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as agent (in such capacity, “Agent”) and the Lenders signatory hereto.

RECITALS

A.            Borrowers, Agent and the several financial institutions from time to time party to thereto as lenders (“Lenders”) have previously entered into that certain Second Amended and Restated Loan and Security Agreement dated as of December 14, 2010 (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.            Pursuant to that certain consent letter dated as of February 25, 2011 (the “February 2011 Consent”), Agent and the Lenders consented to certain transactions, so long as, among other things, such transactions were completed within 30 days after the date of the February 2011 Consent.  Borrowers failed to complete such transactions within 30 days after the date of the February 2011 Consent, and have notified Agent that they wish to modify the transactions for which they are requesting Agent’s and the Required Lenders’ consent.

C.            (i) The parties now desire to amend the Loan Agreement as more fully described herein, and (ii) Agent and the Required Lenders agree to grant their consent to certain transactions as more fully described herein, upon the terms and conditions set forth below.

D.            Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments.

(a)           Section 9.10 of the Loan Agreement is hereby amended by:

(i)            deleting the word “and” at the end of clause (g) of such Section;

(ii)           deleting the “.” at the end of clause (h) of such Section and inserting “; and” in lieu thereof; and

(iii)          adding the following clause (i) to the end of such Section.

“(i)  Borrowers may make loans or advances to, or investments in, OnSale (NZ) Limited, a New Zealand limited liability company, so long as (i) OnSale (NZ) Limited is a wholly-owned direct or indirect subsidiary of PC Mall; (ii) the aggregate amount of such loans, advances and investments does not exceed One Million Five Hundred Thousand Dollars ($1,500,000) during any fiscal year, and Five Million Dollars ($5,000,000) during the term of this Agreement; (iii) no Event of Default has occurred and is continuing at the time of any such loan, advance or investment, or would result therefrom, and (iv) both before and after giving effect to any such loan, advance or investment, the Borrowers’ Excess Availability shall not be less than the Excess Availability Threshold then in effect on the date of such loan, advance or investment.”

2.             Consents Relating to US Restructurings and OnSale NZ.

(a)           Borrowers have advised Agent that Borrowers wish to, within 60 days after the date hereof: (i) change the name of  “ONSL, Inc.”, a direct wholly-owned subsidiary of PC Mall incorporated under the laws of Illinois (“OnSale Holdings”), from “ONSL, Inc.” to “OnSale Holdings, Inc.”; (ii) establish as a direct wholly-owned subsidiary of OnSale Holdings, a newly-formed limited liability company under the laws of Illinois to be named “OnSale, LLC” (“New OnSale”); (iii) transfer certain portions of the business of Old OnSale consisting of the OnSale Business Division to New OnSale by means of (A) a dividend of such assets by Old OnSale to PC Mall, (B) a contribution of such assets by PC Mall to OnSale Holdings, and (C) a contribution of such assets by OnSale Holdings to New OnSale; (iv) have PC Mall contribute the stock of Mall 3 to OnSale Holdings; (v) merge Mall 3 with and into a newly formed limited liability company under the laws of Delaware to be named “eCost, LLC” (“eCost”), with eCost being the surviving entity of such merger transaction and a wholly-owned subsidiary of OnSale Holdings; (vi) change the name of Old OnSale to “M2 Marketplace, Inc.” ((clauses (i) — (vi) are collectively referred to as, the “US Corporate Actions”); (vii) have OnSale Holdings adopt an equity incentive plan providing for the grant of stock options and other equity-based awards to plan participants (the “Equity Incentive Plan” and, together with the US Corporate Actions, collectively, the “US Restructurings”); and (viii) request that each of OnSale Holdings, New

OnSale and eCost become a borrower under the Loan Agreement. Agent and the Required Lenders hereby consent to (x) the US Corporate Actions, solely with respect to Sections 9.1, 9.7, 9.10 and 9.12 of the Loan Agreement, (y) the adoption by OnSale Holdings of the Equity Incentive Plan, solely with respect to Section 9.7(b) of the Loan Agreement, and (z) Agent agrees to elect to add each of OnSale Holdings, New OnSale and eCost as a borrower under the Loan Agreement, subject to the satisfaction of the following terms and conditions:

(A)          Borrowers shall have delivered to Agent a copy of the Operating Agreement governing New OnSale prior to the transfer of the OnSale Business Division from Old OnSale to New OnSale;

(B)           Borrowers shall have delivered to Agent a copy of the Operating Agreement governing eCost;

(C)           Promptly after PC Mall has transferred the stock of Mall 3 to OnSale Holdings, Borrowers shall have delivered to Agent a copy of the document evidencing the transfer of such stock to OnSale Holdings;

(D)          Prior to merging Mall 3 with and into eCost, (1) Borrowers shall have executed and delivered to Agent an amendment to the Loan Agreement, in form and substance satisfactory to Agent, to reflect the addition of eCost as a borrower under the Loan Agreement and such further agreements, documents and instruments as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority of Agent and Lenders in the Collateral and to otherwise effectuate the provisions or purposes of the Loan Agreement or any of the other Financing Agreements, including, without limitation, an authorization for Agent to file UCC financing statements naming eCost as debtor, and (2) Agent and each Lender shall have received any and all information it is required to obtain, in form and substance satisfactory to Agent or such Lender, with respect to eCost in connection with Agent’s or such Lender’s Patriot Act compliance, including, without limitation, receipt of satisfactory background checks, and such other information requested by Agent;

(E)           Borrowers shall have delivered to Agent a copy of the Certificate of Merger evidencing the merger of Mall 3 with and into eCost promptly upon the filing thereof with the Secretary of State of Delaware;

(F)           Old OnSale shall have executed and delivered to Agent an amendment to the deed of trust against the Real Estate, in form and substance satisfactory to Agent, and shall thereafter execute and deliver to Agent, promptly upon Agent’s request therefor, all documents reasonably requested by Agent to facilitate Agent obtaining any additional endorsements to its loan policy of title insurance in connection with such amendment;

(G)           Prior to the transfer of the OnSale Business Division from Old OnSale to New OnSale, (1) Borrowers shall have (x) executed and delivered to Agent an amendment to the Loan Agreement, in form and substance satisfactory to Agent, to reflect the addition of OnSale Holdings and New OnSale as borrowers under the Loan Agreement and such further agreements, documents and instruments as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority of Agent and Lenders in the

Collateral and to otherwise effectuate the provisions or purposes of the Loan Agreement or any of the other Financing Agreements, including, without limitation, an authorization for Agent to file UCC financing statements naming OnSale Holdings and New OnSale as debtors, and (y) delivered to Agent a copy of the documentation evidencing the transfers described in Section 2(a)(iii) hereof (and, promptly upon the execution thereof, executed copies of such documentation) describing the assets being transferred to New OnSale in connection with the transfer of the OnSale Business Division from Old OnSale to New OnSale, and (2) Agent and each Lender shall have received any and all information it is required to obtain, in form and substance satisfactory to Agent or such Lender, with respect to OnSale Holdings and New OnSale in connection with Agent’s or such Lender’s Patriot Act compliance, including, without limitation, receipt of satisfactory background checks, and such other information requested by Agent;

(H)          the US Restructurings are completed within 60 days after the date hereof; and

(I)            with respect to the Equity Incentive Plan, the plan participants of such Equity Incentive Plan shall not be permitted to hold more than thirty percent (30%) of the outstanding capital stock of OnSale Holdings (for clarification, PC Mall shall at all times hold at least seventy percent (70%) of the outstanding capital stock of OnSale Holdings).

(b)           Borrowers have advised Agent that Borrowers wish to, within 30 days after the date hereof, create OnSale (NZ) Limited, a New Zealand limited liability company (“OnSale NZ”), which shall be wholly-owned direct subsidiary of OnSale Holdings, and have requested that OnSale NZ not be required to be a borrower under the Loan Agreement. Agent and the Required Lenders hereby consent of the creation of OnSale NZ, solely with respect to Sections 9.1, 9.7, 9.10 and 9.12 of the Loan Agreement, and acknowledge and agree that OnSale NZ shall not be required to become a borrower under the Loan Agreement, so long as (i) promptly after the formation of OnSale NZ, OnSale Holdings shall have executed and delivered to Agent a Stock Pledge Agreement (or an amendment thereto), in form and substance satisfactory to Agent, together with the certificates representing 65% of the Stock of OnSale NZ owned by OnSale Holdings to the extent such Stock is represented by certificates, and undated powers, and (ii) OnSale NZ has been formed within 30 days after the date hereof.

(c)           Consummation of the US Restructurings and the transactions described in Section 2(b) hereof other than in accordance with the terms of this Section 2 shall constitute an Event of Default under Section 10.1(a)(iii) of the Loan Agreement.

3.             Effectiveness of this Amendment.  Agent must have received the following items, in form and content acceptable to Agent, before this Amendment is effective.

(a)           This Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b)           All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4.             Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)           Authority.  Such Borrower has the requisite corporate or company power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate or company action and no other corporate or company proceedings are necessary to consummate such transactions.

(b)           Enforceability.  This Amendment has been duly executed and delivered by such Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution.  The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate or company action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

7.             Reference to and Effect on the Financing Agreements.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)           Except as specifically provided above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

(d)           To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8.             Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Financing Agreements effective as of the date hereof.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and as a Lender

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Nima Rassouli
Name:	Nima Rassouli
Title:	Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Robin L. Arriola
Name:	Robin L. Arriola
Title:	Senior Vice President

PC MALL, INC.,
a Delaware corporation

By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	CFO

PC MALL SALES, INC.,
a California corporation

By:	/s/ Pete Freix
Name:	Pete Freix
Title:	President

AF SERVICES, LLC,
a Delaware limited liability company

By:	/s/ Simon Abuyounes
Name:	Simon Abuyounes
Title:	Manager

PC MALL GOV, INC.,
a Delaware corporation

By:	/s/ Alan Bechara
Name:	Alan Bechara
Title:	President

M2 MARKETPLACE, INC.,
a Delaware corporation

By:	/s/ Robert Rich
Name:	Robert Rich
Title:	President

AV ACQUISITION, INC.,
a Delaware corporation

By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	Secretary

MALL ACQUISITION 3, INC.,
a Delaware corporation

By:	/s/ Sam Khulusi
Name:	Sam Khulusi
Title:	Secretary

MALL ACQUISITION SUB 4 INC.,
a Delaware corporation

By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	Secretary

MALL ACQUISITION SUB 5 INC.,
a Delaware corporation

By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	Secretary

PC MALL SERVICES, INC.,
a Delaware corporation

By:	/s/ Robert P. Golden
Name:	Robert P. Golden
Title:	Secretary

OSRP, LLC,
a Delaware limited liability company

By:	/s/ Simon Abuyounes
Name:	Simon Abuyounes
Title:	Manager

SARCOM, INC.,
a Delaware corporation

By:	/s/ William Neary
Name:	William Neary
Title:	Chairman